EXHIBIT 10.6

FIG ACQUISITION CORP.

December 20, 2007

KBW, Inc.
787 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

This letter will confirm our agreement that commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of FIG Acquisition Corp. (“Company”), KBW, Inc. (“KBW”) shall make available to the Company certain office space, administrative services and secretarial support, as may be agreed by the parties, situated at 787 Seventh Avenue, New York, New York 10019. In exchange therefor, the Company shall pay KBW a monthly fee of $10,000 until the earlier of (i) the completion of the Company’s effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets, and (ii) the Company’s dissolution.

KBW confirms that, from time to time, employees of KBW and its subsidiaries and affiliates, as part of their on-going professional responsibilities and employment, and with no additional consideration offered or received, may provide certain services to the Company related to and in connection with the Company’s consummation of its initial business combination, substantially on the terms set forth in the Company’s registration statement on Form S-1.  It is agreed that any such employee will undertake such tasks and responsibilities only upon oral or written request to such employee by any officer or director of the Company.

KBW hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account described in the Company’s IPO prospectus (the “Trust Account”) for any amounts arising out of this agreement, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever relating to the transactions contemplated by this agreement.

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Very truly yours, FIG ACQUISITION CORP.

By:	/s/ Peter E. Roth
Name: Peter E. Roth
Title: Chief Executive Officer

AGREED AND ACCEPTED KBW, INC.

By:	/s/ Mitchell Kleinman
Name: Mitchell Kleinman
Title: Executive Vice President